UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2022
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

990 Town and Country Boulevard,	Houston,	Texas			77024-2217
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 7, 2022, Jason B. Few notified Marathon Oil Corporation (the “Corporation”) that he would not stand for re-election as a director of the Corporation at the 2022 Annual Meeting of Stockholders. Mr. Few has served on the Board since 2019, and will continue to serve on the Board through the end of his term on May 25, 2022. Mr. Few’s decision not to stand for re-election was not the result of any disagreement relating to the Corporation’s operations, policies or practices. Following the end of his term, the size of the Board will be set at seven. The Corporation thanks Mr. Few for his service.

Item 9.01. Financial Statements and Exhibits.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

March 11, 2022	By:	/s/ Rob L. White

Name: Rob L. White
Title: Vice President, Controller and Chief Accounting Officer